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UJB FINANCIAL CORP.                                                  Exhibit (99)F
CONSOLIDATED RECONCILIATIONS OF ALLOWANCE FOR LOAN LOSSES
(dollars in thousands)
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                                                     Six Months Ended June 30,
                                                     -----------------------------
                                                         1995            1994
                                                     -------------   -------------
Balance, January 1                                       $214,161        $244,154
   Provision charged to expense                            30,750          37,000
                                                     -------------   -------------
                                                          244,911         281,154
                                                     -------------   -------------
   Net charge offs:
      Loans charged off                                    56,037          49,629
      Less recoveries                                      10,106           7,111
                                                     -------------   -------------
   Net loans charged off                                   45,931          42,518
                                                     -------------   -------------
Balance, June 30                                         $198,980        $238,636
                                                     =============   =============
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